UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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ACTIVE ASSETS GOVERNMENT SECURITIES TRUST
ACTIVE ASSETS INSTITUTIONAL GOVERNMENT SECURITIES TRUST
MORGAN STANLEY U.S. GOVERNMENT MONEY MARKET TRUST

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1221 Avenue of the Americas
New York, New York 10020

IMPORTANT NOTICE
Special Meeting of Shareholders Adjourned to January 11, 2007

Morgan Stanley Active Assets Government Securities Trust
Morgan Stanley Active Assets Institutional Government Securities Trust
Morgan Stanley U S Government Money Market Trust

December 1, 2006

The Special Meeting of Shareholders (the ‘‘Meeting’’) of Morgan Stanley Active Assets Government Securities Trust, Morgan Stanley Active Assets Institutional Government Securities Trust and Morgan Stanley U S Government Money Market Trust (the ‘‘Funds’’) originally scheduled for August 1, 2006 has been adjourned a fifth time to January 11, 2007 in order to solicit additional votes in connection with the proposals outlined in the Notice of Special Meeting of Shareholders (‘‘Proxy Statement’’) previously mailed to you. The adjourned meeting will be held on January 11, 2007 at the offices of Morgan Stanley Investment Advisors Inc., 1221 Avenue of the Americas, 5th Floor, New York, NY.

The purpose of the Meeting is for shareholders of the Fund to consider and vote upon the election of Trustees/Directors of the Funds and to eliminate, modify or reclassify certain fundamental investment policies and restrictions. The details of such proposals are fully described in the Proxy Statement and Prospectus previously mailed to you. If you would like to receive an additional copy of said Proxy Statement, please contact our Client Relations area at 1-800-350-6414 and materials will be promptly mailed.

After careful consideration, the Board of Trustees of the Fund unanimously recommends that shareholders approve all proposals presented.

We have successfully passed proposals to elect the Trustees/Directors and eliminate, modify or reclassify certain fundamental investment policies and restrictions for 8 of the 11 Money Market Funds in the Morgan Stanley family of funds. Passage of the proposals for the remaining 3 funds would enable us to have a common Board of Trustees/Directors for all Money Market funds and like investment policies and restrictions. This would allow for ease of administration across all of the Money Market Funds and potentially result in increased efficiancies, reduced costs and other benefits for shareholders as decribed in the Proxy Statement. Your vote is important and your participation in the affairs of the Fund does make a difference.

Please join many of your fellow shareholders and cast your vote. To cast your vote, simply complete the enclosed proxy card and return it in the postage paid envelope provided. For your convenience, you may cast your vote via internet or by telephone. Instructions for casting your vote via the internet or telephone are printed on the enclosed proxy ballot. Additionally, the required control number for either of these methods is printed on the proxy card. If you choose to cast your vote via the internet or telephone, there is no need to mail the card.

If you have any questions, please do not hesitate to contact us at 1-800-350-6414.

We appreciate your careful and prompt consideration of this matter.